Exhibit 99.1

[Virginia Financial Group, Inc. letterhead]

January 10, 2008

Dear Shareholder:

As you may already know, Virginia Financial Group has now received all regulatory approvals for the proposed merger of equals between VFG and FNB Corporation of Christiansburg, and proxy materials are in the process of being mailed to shareholders.

Our proxy statement was declared effective by the Securities and Exchange Commission at the end of 2007. The length of the SEC review process was due to the complexity of the proposed transaction. As a result, we have been limited from mailing communication materials to you concerning the proposed merger. We also wanted to wait to personally comment on the transaction until we had proxy materials distributed, because these materials more fully discuss the proposed merger. I strongly urge you to review this material at your earliest convenience and return your ballot in the prepaid envelope. If you fail to vote, your vote will be counted as a vote against the merger. In order to gain shareholder approval for this transaction, we must have at least a majority (over 50%) of all outstanding VFG shares vote in favor. The same is also true on the FNB shareholder side. Your support therefore, is critical for our success.

There appear to be varying opinions as to what this merger means. Let me clarify some of the major reasons for why you should vote in favor of this merger. Having been with this organization for fifteen years now, ten of those years as President and CEO of VFG or its predecessor company, this proposed transaction is nothing more than a continuation of our company’s long-term goal to profitably grow your company’s franchise. The VFG Board and management are committed to undertake initiatives we believe will create greater long term shareholder value. Taking actions to profitably grow your company, while remaining committed to constant improvement in customer service, is why this transaction is an important step for our continued success.

Is there risk? Yes, there is always risk of execution, but I feel more confident about the future of our combined companies than anything we have attempted before. With this combination, we will be creating the largest commercial bank holding company headquartered in the Commonwealth of Virginia with roughly $ 3.1 billion in assets. We will also create a wealth management division that will have nearly $1 billion in assets. Companywide, we will gain significant management depth from our coming together, a factor that is critical to the future of any business. Most importantly, we will implement significant new technology and product upgrades that will position us to compete more effectively in the coming years.

Why is VFG paying such a small acquisition premium for FNB? The answer is a simple. This proposed transaction is a “merger of equals” (MOE), which means that the boards and management from both companies have agreed, in lieu of an outright sale of either company

(which would command a higher take out price), that we would merge the two companies together with board representation and management sharing equally in the future running of the new company. In today’s banking environment, this MOE, we believe, provides a much better opportunity for the combined companies to deliver better future returns to our shareholders than an outright acquisition. How is that possible? In a normal take out or acquisition, the buyer would pay a significant premium to the seller and the seller’s management and their board essentially go away. An acquirer must then undertake significant cost cutting measures to recover the high premium paid to the seller. Paying a high premium can lead to significant dilution of earnings per share for the acquirer if costs reduction cannot be obtained or if the core franchise of the acquiree erodes. The effect of implementing drastic cost reduction efforts can result in diminished customer service and decreased community goodwill. This is contrary to what we want to survive from this transaction. FNB has an excellent management team and an attractive franchise and we believe this combination can create even more for both of us. We want to maintain the best of both organizations and over time further enhance our existing franchise. This combination will also put us in a better position to compete for and implement premium based acquisitions in the future.

Let me summarize some of the remaining top reasons why I favor this transaction:

•

You will become a shareholder in a much larger, better capitalized company that will have increased capabilities and future growth opportunities. Our market capitalization will roughly double from our current level of $165 million. This will likely make us a candidate for the Russell 3000 Index in 2008, thereby improving institutional investor interest and our stock liquidity. Our previous inclusion in the Russell gave us more exposure to the financial markets and had a positive impact on our per share price over time. The possibility of an enhanced stock price is further supported by the fact that we are currently selling at a discount relative to peer valuations and our financial performance. Our current per share discount in our opinion is caused in part by the out of favor position of most financials due to the sub-prime mortgage issue (of which neither VFG or FNB suffers) and the short-term pull back that often accompanies an acquisition/combination because of the inherent execution risk of consolidation.

•

We will have a greater market presence: We will have a #1 deposit share in 2 of 9 Metropolitan Statistical Areas (MSAs) and will be in the top 5 in 4 of the 9 MSAs in which we have a presence. We will also have a top five deposit share or better in 22 of the 32 counties in which we have a presence. We will have the 5th largest deposit market share in the state. The only banks ahead of us are the larger out of state rivals.

•

Our earnings potential will increase due to new lines of business that FNB possesses like private banking, wholesale mortgage banking, improved internet capabilities, wealth management, and an increased combined lending capacity unmatched by any other community bank in the state. This will mean we will be able to grow with our existing customers and attract new customers across our extended footprint.

•

Our new company will become the clear “acquirer of choice” for other community banks that may decide to sell in the future. We will be a more effective bidder and buyer with our increased size and efficiency.

•

With our new combined size, we will be able to support a more robust branching effort. This will allow us to better saturate current markets and move into new markets as well. This improved convenience will serve our customers better.

•

This transaction is an “enabler” for our new company. It will enable us to move into some higher growth markets which should accelerate our growth and earnings. Currently these larger markets are dominated by the out of state rivals. Virginia needs to have a bank that can provide an in-state alternative for Virginia companies and consumers.

•

Planned internal reorganization and elimination of duplicate functions will provide over $9 million in annual cost savings, while improving processes and customer product offerings. These cost savings represent 10% of the combined overhead of the respective companies.

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Our projections for the newly combined entity show this transaction to be accretive to earnings the first full year after closing…both to VFG and FNB. We have not modeled revenue enhancements to achieve this accretion.

•

Last of all, we have not limited any of our future options with this merger. We have in fact increased our potential for continued growth, while at the same time enhancing our franchise to any prospective buyer wishing to enter Virginia by way of acquisition.

There are numerous other reasons for this transaction which you can read about in the proxy. I hope you will agree with me that this is a great opportunity for both our companies. I certainly acknowledge that there is an emotional aspect to this transaction that is difficult for some of you. With the approval of this MOE, we will move to a single bank charter which results in the loss of some familiar bank names that have existed in many of our communities for years. Change always has some difficult aspects, but we intend to serve all of our customers and communities as before, hopefully even better with a renewed focus and a wider range of products and services which we could not or did not offer before.

Please look for your proxy and ballot in the coming days if you have not already received them. Remember, it is important for you to vote. As always, I appreciate your past support and ask for your future help as we work to make our bank the “premier” financial institution in Virginia.

Sincerely,

/s/ O. R. Barham, Jr.
O. R. Barham, Jr.
President & CEO

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Cautionary Statement Regarding Forward-Looking Statements

Statements in this letter, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this presentation and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings, enhanced revenues and the accretion to earnings that may be realized from the merger as well as other statements of expectations regarding the merger or regarding future results or expectations. VFG intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of VFG and FNB and the resulting company include but are not limited to: (1) the businesses of VFG and/or FNB may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by VFG and FNB with the SEC. VFG undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger of FNB and VFG, VFG filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-146249) containing a joint proxy statement/prospectus. The Form S-4 was declared effective by the SEC on December 28, 2007, and the definitive joint proxy statement/prospectus was first mailed to shareholders of VFG and FNB on or about January 3, 2008. Each of VFG and FNB may also file with the SEC other documents regarding the proposed merger.

INVESTORS AND SECURITY HOLDERS OF VFG AND FNB ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AS WELL AS ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VFG, FNB, AND THE PROPOSED MERGER.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by VFG and FNB through the website maintained by the SEC at http://www.sec.gov. Free copies of these documents also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911, Attention: Investor Relations (telephone: (434) 964-2211) or FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents” or FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.”

The information on VFG’s and FNB’s websites is not, and shall not be deemed to be, a part of this letter or incorporated into other filings either company makes with the SEC.

VFG and FNB and their directors, certain of their executive officers, and the members of FNB Shareholders for Progress are participants in the solicitation of proxies from the shareholders of VFG and/or FNB, respectively, in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Information about the members of FNB Shareholders for Progress is contained in Annex F to the joint proxy statement/prospectus. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.